EXHIBIT 23.1

June 16, 2009

Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, WV 25702

RE:           Registration Statement on Form S-4 With Respect to
Abigail Adams National Bancorp, Inc.

Gentlemen:

We hereby consent to the use of our opinion with respect to the anticipated tax aspects of the merger of the referenced company with your subsidiary as exhibits to the S-4 Registration Statement to be filed on ______________, 2009 in connection with such mergers.

Very truly yours,

HUDDLESTON BOLEN LLP

/s/ Thomas J. Murray

Thomas J. Murray

TJM/cgd